UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: January 31, 2008

GEOPULSE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-137519	98-0560923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 West Georgia Street, Suite 2772 Vancouver, British Columbia, Canada V6E 3R5
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (778) 318-4988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 31, 2008, the Registrant entered into a Shareholder Loan Agreement with two shareholders (the “Holders”).   The Registrant borrowed a total of $30,000 under the terms of the Shareholder Loan Agreement.  The proceeds of the loan are to be used for operating capital.

The loan bears interest at the rate of 10% per annum and has a term of one year.  Accordingly, the entire outstanding principal and interest balances are due and payable in full on or before January 31, 2009.   However, the Registrant also has the right to prepay the loan in whole or in part at any time without penalty.

At the option of the Holders, the loan is convertible at any time into shares of common stock of the Registrant based on the market price of the Registrant’s shares as of the date of conversion.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit 10.2 – Shareholder Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPULSE EXPLORATION, INC.

By: /s/ Tim Sun

Tim Sun, CEO

Date: February 15, 2008